Exhibit 10.5

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made and entered into effective as of April 1, 2022 (the “Effective Date’”), by and between SAW Holdings, LLC (the “Consultant”), and American Virtual Cloud Technologies, Inc. (“AVCT” or the “Company’), whose address is 1720 Peachtree Street, Suite 629, Atlanta, GA 30309. When referred to collectively the Company and the Consultant shall be referred to as the “Parties”.

Recitals

A.	The Company wishes to engage the services of the Consultant to advise and consult with the Company on certain matters related to capital markets as set forth in this Agreement.

B.	The Consultant has extensive experience in private equity, investment banking, financial consulting, investor relations, and entrepreneurial executive management, with specific knowledge of the Company as well. As a result, the Consultant has the expertise to advise and assist the Company in the various capital markets activities.

C.	The Company wishes to engage the services of the Consultant to advise and consult with the Company as provided for in paragraph 1.4 below.

D.	The Consultant is willing to accept such engagement, on the terms set forth in this Agreement.

Now therefore, in consideration of the foregoing recitals and the mutual covenants and obligations contained in this Agreement, including the payment of fees and other good and valuable consideration contained herein, the parties agree as follows:

1.0 Engagement.

1.1	The Company hereby engages the Consultant to perform the Services, as defined and set forth in paragraph 1.4, for the Term as defined and set forth in paragraph 1.2, and the Consultant hereby accept this engagement, on the terms and subject to the conditions set forth in this Agreement.

1.2	Term. The term of the Consultant’s engagement under this Agreement shall be for the period beginning on the Effective Date and ending three (3) months from the Effective Date (the ‘Initial Term’), or as otherwise provided for in paragraph 4.0 below (the “Term”) or as otherwise agreed upon or extended in writing by the Parties, provided, however, that the Parties agree that the Agreement will automatically extend in one month increments until cancelled.

1.3	Relationship. The relationship between the Company and the Consultant created by this Agreement is that of an independent contractor and the Consultant is not and shall not be deemed to be an employee of the Company for any purpose.

1.4	Services. The Consultant shall render Services from time to time during the Term of this Agreement at the Company’s request. The “Services” shall include but not be limited to: general advisory services relating to the Company operating as a publicly traded enterprise, capital markets advisory services, advice on methods to increase the company’s enterprise value, and any other services that the Parties agree to in writing and are subsequently attached as an addendum to this agreement. Unless otherwise agreed upon by the Company in writing, all Services shall be provided by Robert Willis.

1.5	No Capital Raising Services. The Services do not include assisting the Company, (i) in connection with the offer or sale of securities in any capital-raising transaction, or (ii) to directly or indirectly promote or maintain a market for any of the Company’s securities.

1.6	No Investment Advisory or Brokerage Services; No Legal Services. The Services do not include requiring the Consultant to engage in any activities for which an investment advisor’s registration or license is required under the U.S. Investment Advisors Act of 1940, or under any other applicable federal or state law; or for which a “broker’s” or “dealer’s” registration or license is required under the U.S. Securities Exchange Act of 1934, or under any other applicable federal or state law. Consultant’s work on this engagement shall not constitute the rendering of legal advice, or the providing of legal services, to the Company. Accordingly, Consultant shall not express any legal opinions with respect to any matters affecting the Company. Consultant’s work on this engagement shall not consist of effecting transactions in the Company’s securities and the Consultant shall not provide any securities broker-dealer services to the Company.

1.7	Travel and Board Meetings. The Consultant understands and acknowledges it may be necessary to travel to perform the Services, and that the Consultant shall be asked to do so by the Company. The Consultant shall, if requested by the Company and at the Company’s expense, attend meetings of the Company’s Board at reasonable times. The Consultant shall be reasonably available by telephone to consult with the Board and the Company’s executive management at regular and special meetings thereof.

1.8	Time; Non-exclusive. The Consultant shall devote a significant amount of its time, and as much time is reasonably necessary, to the performance of the Services, but the Consultant shall not be required to devote any fixed number of hours or days to the performance of the Services. The Company recognizes that the Consultant may continue to have other business and agrees that this engagement is non-exclusive.

1.9	Confidentiality. The Consultant shall not disclose any non-public, confidential or proprietary information, including but not limited to confidential information concerning the Company’s analytical techniques, technical information, customer information, employee information, proposed transactions, or forecasted financial performance, unless required to do so by applicable law.

2.0 Consultant’s Fees and Expenses.

2.1	The Consultant’s Fee. The Consultant agrees to accept monthly compensation of $25,000 for its services under this Agreement from the Company payable in arrears upon receipt of a complete invoice.

2.2	Offset; Withholding; Taxes. The Company shall pay the Consultant’s Fee to the Consultant without offset, deduction or withholding of any kind or for any purpose. The Consultant shall pay any federal, state and local taxes payable by it with respect to the Consultant’s Fee.

2.3	The Consultant’s Expenses. The Company will reimburse the Consultant for preapproved travel expenses incurred by attending meetings for and with the Company, producing documented presentations and materials and any such other reasonable expenses. The Company shall pay the Consultant within thirty (30) days of the Consultant incurring such expenses.

3.0 Representations, Warranties and Covenants.

3.1	Representations and Warranties of the Company. The Company represents and warrants to and covenants with the Consultant that (a) the Company is duly incorporated, validly existing and in good standing; (b) the Company has the corporate power and authority to transact business; (c) the execution, delivery and performance by the Company of this Agreement is duly authorized and will not require any additional consents or approvals, contravene the Company’s certificate of incorporation or bylaws, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect; or result in a breach of or constitute a default under any agreement or other instrument to which the Company is a party. The Company further represents and warrants that (d) this Agreement is the, legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

3.2	Representations and Warranties of the Consultant. The Consultant represents and warrants to and covenant with the Company that (a) the execution, delivery and performance by the Consultant of this Agreement, does not and will not violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Consultant; or (b) result in a breach of or constitute a default under any agreement or other instrument to which the Consultant is a party. The Consultant further covenants that this Agreement is a legal, valid, and binding obligation of the Consultant, enforceable against it in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

4.0 Termination.

Neither Party may terminate this Agreement without cause prior to the end of the Initial Term. After the Initial Term, either Party may terminate this Agreement at any time upon written notice to the other Party.

5.0 General Provisions.

5.1	Entire Agreement. This Agreement contains the entire agreement of the parties, and supersedes any prior agreements with respect to its subject matter. There are no agreements, understandings or arrangements of the parties with respect to the subject matter of this Agreement that is not contained herein. This Agreement shall not be modified except by written instrument signed by the parties. No waiver of any provision of this Agreement shall be effective unless made in writing and signed by the party making the waiver. The waiver of any provision of this Agreement shall not be deemed to be a waiver of any other provision or any future waiver of the same provision.

5.2	Notices. All notices given under this Agreement shall be in writing, addressed to the parties as set forth below, and shall be effective on the earliest of (i) the date received, or (ii) on the second business day after delivery to a major international air delivery or air courier service (such as Federal Express or UPS):

If to the Company:

Thomas H. King

American Virtual Cloud Technologies, Inc.

1720 Peachtree Street, Suite 629

Atlanta, GA 30309

If to the Consultant:

SAW Holdings, LLC

c/o Robert E. Willis

920 Wootton Road

Bryn Mawr, PA 19010

5.3	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

5.4	Jurisdiction and Venue. The courts of the State of Georgia shall have exclusive jurisdiction to hear, adjudicate, decide, determine and enter final judgment in any action, suit, proceeding, case, controversy or dispute, whether at law or in equity or both, and whether in contract or tort or both, arising out of or related to this Agreement, or the construction or enforcement hereof or thereof (any such action, suit, proceeding, case, controversy or dispute, shall be collectively referred to as a “Related Action”). The Company and the Consultant hereby irrevocably consent and submit to the exclusive personal jurisdiction of the Georgia Courts to hear, adjudicate, decide, determine and enter final judgment in any Related Action. The Company and the Consultant hereby irrevocably waive and agree not to assert any right or claim that it is not personally subject to the jurisdiction in any Related Action, including any claim of forum non conveniences or that the Georgia Courts are not the proper venue or form to adjudicate any Related Action. If any Related Action is brought or maintained in any court other than the Georgia Courts, then that court shall, at the request of the Company or the Consultant, dismiss that action. The Parties may enter a judgment rendered by the courts of Georgia under this Agreement for enforcement in the courts of Georgia and the party against whom such judgment is taken will not contest the authority of such courts to enforce such a judgment.

5.5	Waiver of Jury Trial. The Company and the Consultant hereby waive trial by jury in any Related Action.

5.6	Attorney’s Fees. The prevailing party in any Related Action shall be entitled to recover that party’s costs of suit, including reasonable attorney’s fees.

5.7	Binding Effect. This Agreement shall be binding on, and shall inure to, the benefit of the Parties and their respective successors in interest.

5.8	Construction, Counterparts. This Agreement shall be construed as a whole and in favor of the validity and enforceability of each of its provisions, so as to carry out the intent of the parties as expressed herein. Headings are for the convenience of reference, and the meaning and interpretation of the text of any provision shall take precedence over its heading. This Agreement may be signed in one or more counter parts, each of which shall constitute an original, but all of which, taken together shall constitute one agreement. A faxed copy or photocopy of a Party’s signature shall be deemed an original for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Agreement effective as of the Effective Date.

The Company:

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

By:

/s/ Thomas H. King
Thomas H. King,
Chief Financial Officer

The Consultant:

SAW Holdings, LLC

By:

/s/ Robert Willis
Robert Willis
Managing Member

Robert Willis, individually, hereby joins in this Agreement for the limited purposes set forth herein.

/s/ Robert Willis
Dated: 4/20/2022

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